Exhibit 4.5

THIS AGREEEMENT is made on 28th February 2012

BETWEEN:

(1)	BP EXPLORATION (ALASKA) INC. a Delaware corporation of 900 East Benson Boulevard. Anchorage, Alaska 99508 (the “Company”); and

(2)	BYRON ELMER GROTE of 1 St. James’s Square, London, SW1Y 4PD (the “Dr Grote”).

Pursuant to an agreement dated 7th August 2000 (the “Employment Agreement”) the Company has employed Dr Grote as a senior executive of the Company in accordance with the terms and conditions of the Employment Agreement. By an amending agreement dated 22nd February 2010, clause 4.3 of the Employment Agreement was amended to extend the term of employment to the close of BP p.l.c.’s annual general meeting in 2011 and by a further amending agreement on 21st February 2011 the Employment Agreement was amended to extend the term of employment to the close of BP p.l.c.’s annual general meeting in 2012.

As the parties now wish to further extend the term of Dr Grote’s employment with the Company the PARTIES HEREBY AGREE as follows:

1.	That clause 4 of the Employment Agreement be amended by deleting clause 4.3 of the Employment Agreement and replacing it with the following: “This Employment shall in any event terminate automatically at the close of BP p.l.c.’s annual general meeting in 2013.”

2	The other provisions of the Employment Agreement will remain in full force and effect and nothing in this Agreement is intended to amend any other provisions of the Employment Agreement.

3	This Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware.

This Agreement has been executed by the parties hereto and is hereby delivered on the date first above written.

SIGNED by	) Steven Bray
For and on behalf of	)
BP EXPLORATION (ALASKA) INC.	)
In the presence of:	) Brenda Pennington

SIGNED by	)
BYRON ELMER GROTE	) Byron Grote
In the presence of:	) David Jackson

THIS AGREEMENT is made on 28th February 2012

BETWEEN:

(1)	BP EXPLORATION (ALASKA) INC. a Delaware corporation of 900 East Benson Boulevard. Anchorage, Alaska 99508 (the “Company”);

(2)	BP p.l.c. an English registered company of 1 St. James’s Square, London SW1Y 4PD (the “Parent”); and

(3)	BYRON ELMER GROTE of 1 St. James’s Square, London, SW1Y 4PD (the “Dr Grote”).

Pursuant to an agreement dated 7th August 2000 (the “Secondment Agreement”) the Company agreed to supply to the Parent, assistance by seconding its employee Dr. Grote to the Parent in accordance with the terms and conditions of the Second Agreement. By an amending agreement dated 22nd February 2010, clause 7.3 of the Secondment Agreement was amended to extend the term of secondment to the close of the Parent’s annual general meeting in 2011 and by a further amending agreement on 21st February 2011 the term of the secondment was extended to the close of the Parent’s annual general meeting in 2012.

As the parties now wish to further extend the term of the secondment the PARTIES HEREBY AGREE as follows:

1.	That clause 7 of the Secondment Agreement be amended by deleting clause 7.3 of the Secondment Agreement and replacing it with the following: “This Agreement shall terminate automatically at the close of Parent’s annual general meeting in 2013.”

2	The other provisions of the Secondment Agreement will remain in full force and effect and nothing in this Agreement is intended to amend any other provisions of the Secondment Agreement.

3	This Agreement is governed by and shall be construed in accordance with the laws of England and the parties to this Agreement submit to the exclusive jurisdiction of the English courts.

This Agreement has been executed by the parties hereto and is hereby delivered on the date first above written.

SIGNED by	) Steven Bray
For and on behalf of	)
BP EXPLORATION (ALASKA) INC.	) Brenda Pennington
In the presence of:	)

SIGNED by	) Robert Dudley
For and on behalf of	)
BP p.l.c.	)
In the presence of:	) Kim Nolan

SIGNED by	) Byron Grote
BYRON ELMER GROTE	)
In the presence of:	) David Jackson

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